March 23, 1995


To the Board of Directors
Ace Hardware Corporation
2200 Kensington Court
Oak Brook, Illinois 60521

Gentlemen:

This opinion relates to the legality of the 1,500 shares of Class A voting stock (par value $1,000 per share) and 40,000 shares of Class C nonvoting stock (par value $100 per share) of Ace Hardware Corporation
(the "Company"), a Delaware corporation, which are being registered with the Securities and Exchange Commission under the Securities Act of 1933 under a Registration Statement (Form S-2) with respect to which Registration Statement this opinion is furnished. Said opinion further relates to the legality of unsold shares of Class A stock and Class C stock previously registered under Registration Statement No. 33-46449 which, pursuant to Rule 429 of Regulation C of the Securities Act of 1933, are included among the shares being offered by the Prospectus constituting a part of the Registration Statement with respect to which said opinion is furnished.

As General Counsel in the Legal Department of the Company since January 1, 1989 and as a partner in the firm of Gatenbey, Law & League which acted as general counsel to the Company and its Illinois predecessor corporation for many years prior to that date, I have examined the Company's restated Certificate of Incorporation (as amended to date), the By-laws of the Company (as amended to date), and its corporate proceedings, and have made such other investigations as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that:

     (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and is also duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, the States of Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Maryland, Mississippi, Nebraska, New York,
          North Carolina, Ohio, Oregon, Texas, Washington and Wisconsin.

     (2) The total authorized capital stock of the Company consists of 10,000 shares of Class A Voting Stock (par value $1,000 per share), 6,500 shares of Class B Nonvoting Stock (par value $1,000 per share) and 2,000,000 shares of Class C Nonvoting Stock (par value $100 per share).

     (3) All of the shares of capital stock of the Company which are to be offered by the Prospectus filed as a part of the aforesaid Registration Statement with respect to which this opinion is furnished (including any shares which may have heretofore been issued but are not presently outstanding), will, upon issuance in accordance with the terms set forth in said Prospectus, constitute legally and validly issued, fully paid and non-assessable shares.

I understand that this opinion is to be used in connection with the aforesaid Registration Statement, and I consent to the filing of this opinion with the Registration Statement and to the reference to me in the Prospectus under the heading "Opinions of Experts". I also hereby consent to the comment made in the Prospectus under "Distribution Plan and Offering Terms", subheading "Federal Income Tax Status of Class A and Class C Shares", to the effect that the statements made under said subheading with respect to the federal income tax treatment of shares of the Company's Class A and Class C Stock purchased by its dealers and the statements made in the Prospectus under "The Company's Business", subheading "Federal Income Tax Treatment of Patronage Dividends" represent my opinion concerning said matters. I also hereby consent on behalf of Gatenbey, Law & League to the reference to them in the Prospectus under the heading "Opinions of Experts" and to the incorporation by reference as Exhibit No. 7 to said Post-Effective Amendment of their opinion relating to the preference in excess of par value to which shares of Class B nonvoting stock of the Company are entitled in the event of the involuntary liquidation of the Company which was heretofore filed as Exhibit No. 7 to the Company's Form S-1 Registration Statement under Registration No. 2-63880.

Very truly yours,


David W. League
General Counsel - Ace Hardware Corporation